EXHIBIT 10.18

THIS NOTE WAS ORIGINALLY ISSUED ON MAY 13, 2010, AND HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR ANY STATE SECURITIES LAWS AND MAY NOT BE SOLD OR TRANSFERRED UNLESS REGISTERED UNDER THE ACT AND ALL APPLICABLE STATE SECURITIES LAWS OR UNLESS THE HOLDER OF THIS NOTE DELIVERS TO THE ISSUER HEREOF AN OPINION OF COUNSEL (WHICH COUNSEL AND OPINION SHALL BE REASONABLY SATISFACTORY TO THE ISSUER HEREOF) TO THE EFFECT THAT AN EXEMPTION FROM SUCH REGISTRATION REQUIREMENTS IS AVAILABLE AT THE TIME OF SUCH SALE OR TRANSFER.  THE TRANSFER OF THIS NOTE IS ALSO SUBJECT TO SIGNIFICANT ADDITIONAL RESTRICTIONS ON TRANSFER AS MORE FULLY DESCRIBED HEREIN.

SSGI, INC.
PROMISSORY NOTE

$1,173,473	May 13, 2010

FOR VALUE RECEIVED, SSGI, Inc., a Florida corporation (“Maker”), hereby promises to pay to the order of Bobby L. Moore, Jr., an individual resident of the State of Florida (“Payee”), the principal sum of One Million One Hundred Seventy-three Thousand Four Hundred Seventy-three Dollars ($1,173,473.00), together with interest thereon at the rate of four percent (4%) per annum from the date hereof, all in accordance with the provisions of this Promissory Note (this “Note”).  Capitalized terms used but not defined herein have the meanings given to such terms in that certain Stock Purchase Agreement, dated as of May 13, 2010, by and among Maker, Payee and B & M Construction Co., Inc. (the “Purchase Agreement”).

1)           Principal and Interest Payment.  Maker shall make payment to Payee of the principal amount of this Note and all accrued interest hereon in forty-eight (48) equal (except as otherwise provided in the last sentence of this Section 1) monthly installments (amortized over forty-eight (48) months), commencing on the 30th day following the Closing Date and continuing thereafter on the same day of each successive month thereafter.  Each such monthly installment shall be applied first to accrued but unpaid interest and then to the reduction of the outstanding principal balance.  Notwithstanding the foregoing, if the principal amount of this Note is increased or decreased in accordance with Section 1.4 or 8.2(c) of the Purchase Agreement, then the payments remaining thereafter shall be appropriately recomputed to account for the change in amortization resulting from such increase or decrease.

2)           Optional Prepayments.  This Note may be prepaid by Maker in whole or in part at any time or from time to time without penalty or premium.  Any partial prepayment (together with any set-off against this Note as contemplated below) shall be applied first against accrued and unpaid interest and then against the outstanding principal amount.

3)           Manner of Payment.  Payments of principal and interest on this Note shall be made in lawful money of the United States of America by wire transfer of immediately available funds to any account as Payee may designate from time to time in writing.

4)           Setoff/Increase.  Notwithstanding the foregoing, the outstanding principal amount of this Note and any accrued but unpaid interest thereon is subject to setoff (or increase) pursuant to and in accordance with Sections 1.4 and 8.2(c) of the Purchase Agreement (which sections are incorporated herein in their entirety by reference and made a part hereof).  In the event of any such setoff (or increase), Maker shall deliver to Payee a notice stating the amount of (and the basis for) such setoff (or increase).  Any reduction in the outstanding principal amount of this Note and/or interest thereon in connection with any such setoff in accordance with Section 1.4 or 8.2(c) of the Purchase Agreement shall be permanent and such setoff  amounts shall no longer be deemed outstanding.

5)           Events of Default.  For purposes of this Note, an “Event of Default” shall only be deemed to have occurred if:

(a)         Maker fails to pay when due and payable (whether at maturity or otherwise)  the full amount of principal or interest on this Note, and such failure is not cured within 5 business days after the occurrence thereof; or

(b)         an order, judgment or decree is entered adjudicating Maker bankrupt or insolvent; or any order for relief with respect to Maker is entered under the Federal Bankruptcy Code; or Maker petitions or applies to any tribunal for the appointment of a custodian, trustee, receiver or liquidator for all or substantially all of the assets of Maker, or Maker commences any proceeding relating to Maker under any bankruptcy, reorganization, arrangement, insolvency, readjustment of debt, dissolution or liquidation law of any jurisdiction; or any such petition or application is filed, or any such proceeding is commenced, against Maker  and (i) Maker  indicates in writing its approval thereof, consent thereto or acquiescence therein or (ii) such petition, application or proceeding is not dismissed within 90 days; or

(c)         Maker fails to comply with any of its obligations or covenants in this Note (other than payment obligations) and such failure is not cured within 15 days after receiving written notice from the holder of this Note specifying the particulars of such failure.

If an Event of Default has occurred and is continuing, Payee may declare all or any portion of the outstanding principal amount of this Note (together with all accrued and unpaid interest thereon) to be immediately due and payable and may (i) demand immediate payment of all or any portion of the outstanding principal amount of this Note (together with all accrued and unpaid interest thereon) and in connection therewith institute legal action against Maker for the collection thereof, and/or (ii) exercise any and all other remedies available to Payee under applicable law.  Maker shall pay to the holder of this Note all reasonable costs and expenses incurred by it in connection with the collection or enforcement of this Note following the occurrence of an Event of Default, including, but not limited to, the reasonable fees and expenses of such holder’s attorneys for all services rendered in connection therewith.  The remedies specifically described in this paragraph shall be the only remedies available to the holder of this Note upon the occurrence of an Event of Default.

6)           Transfer Restrictions. Neither this Note nor any interest herein may be sold, assigned, transferred, pledged, hypothecated or otherwise disposed of (whether with or without consideration and whether voluntary or involuntary or by operation of law, including in connection with any voluntary or involuntary dissolution, liquidation or winding up of Payee) without the prior written consent of Maker.  Any such attempted transfer of this Note without Maker’s consent shall be null and void.  Notwithstanding the foregoing, upon the death of Payee this Note and any interest herein may be assigned to Payee’s estate without having to obtain the prior written consent of Maker.

7)           Miscellaneous.

(a)          If the date of any payment required under this Note shall be a Saturday, Sunday or a bank holiday, such payment shall be made on the first business day following such date.

(b)         Presentment for payment, demand, notice of nonpayment, notice of protest and protest of this Note are hereby waived.

(c)         THIS NOTE SHALL BE DEEMED TO BE A CONTRACT MADE UNDER THE LAWS OF THE STATE OF FLORIDA AND FOR ALL PURPOSES SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF SAID STATE APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED WITHIN SAID STATE.  Each of Maker and Payee (i) hereby irrevocably submits to the exclusive jurisdiction of the United States District Court for the Southern District of Florida and the courts of the State of Florida located in Palm Beach County, Florida, for the purposes of any suit, action or proceeding arising out of or relating to this Note, and (ii) hereby waives, and agrees not to assert in any such suit, action or proceeding, any claim that he or it is not personally subject to the jurisdiction of any such court, that the suit, action or proceeding is brought in an inconvenient forum or that the venue of the suit, action or proceeding is improper.

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IN WITNESS WHEREOF, Maker has caused this Note to be executed and delivered as of the date first above written.

SSGI, INC.

By:	/s/ Larry M. Glasscock
Larry M. Glasscock, Chief Executive Officer